                                                                   EXHIBIT 10.99

                          FIRST AMENDMENT TO SUBLEASE



THIS FIRST AMENDMENT TO SUBLEASE (the "First Amendment") is made and entered into as of this 23rd day of March, 1998 by and between PSINet, Inc., a New York corporation (the "Sublessee") and Unisys Corporation, a Delaware corporation (the "Sublessor").

WHEREAS, Sublessor and Sublessee entered into a Sublease dated January 22, 1998 (the "Sublease") pursuant to which Sublessee leased from Sublessor a portion of the Phase I building ("Building") situated at 12010 Sunrise Valley Drive, Reston, Virginia.

WHEREAS, Sublessee desires to lease from Sublessor an additional 9,350 square feet of rentable floor area on the lower level of the Building, which space is shown on Exhibits A-1 and A-2 attached hereto (hereinafter sometimes referred to as "Space B") upon the terms and conditions hereinafter set forth in this First Amendment. Sublessor and Sublessee are entering into this instrument to set forth said leasing of Space B, to integrate Space B into the Sublease and to amend the Sublease. Capitalized terms used, but not otherwise defined, in this first Amendment shall have the meanings given to such terms in the Sublease.

NOW, THEREFORE, intending to be legally bound hereby, Sublessor and Sublessee hereby agree as follows:

1. Effective on the later of April 1, 1998 or the date on which Lessor's consent hereto is granted ("Commencement Date B") the Space B shall constitute a part of the Subleased Premises demised to Sublessee under the Sublease, so that the Subleased Premises shall include both Space A (as defined in the Sublease) and Space B.

2. Exhibit C to the Sublease is hereby deleted in its entirety, and Exhibit C-1 attached to this First Amendment is hereby attached to and made Exhibit C to the Sublease. If Commencement Date B is other than the first day of a calendar month, the Rent for Space B for such first fractional month shall be such proportion of the monthly rental as the number of days in such fractional month bears to the total number of days in the calendar month.

3. For purposes of calculating Additional Rent, Sublessor and Sublessee acknowledge and agree that effective on Commencement Date B, "Sublessee's Proportionate Share of the Building" shall be 52.8%, which percentage is equal to a fraction, the numerator of which is fifty-seven thousand eight hundred thirty-two (57,832) rentable square feet in the Subleased Premises, and the denominator of which is one hundred nine thousand four hundred seventy-three (109,473) rentable square feet in the Building. Sublessor and Sublessee also acknowledge and agree that effective on Commencement Date B, "Sublessee's Proportionate Share of the Premises" shall be 22.4%, which percentage is equal to a fraction, the numerator of which is fifty-seven thousand eight hundred thirty-two (57,832) rentable square feet in the Subleased Premises, and the denominator of
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                                      -2-


    which is two hundred fifty-seven thousand eight hundred ninety-two (257,892) rentable square feet in the Premises.

4. Sublessee agrees to accept Space B in its present "as-is" condition at the date of this First Amendment, it being both parties intent that Sublessee shall bear the full cost and expense of modifying or renovating Space B for its use, including but not limited to, demising Space B from the remainder of the Building. Notwithstanding the foregoing, Sublessor will solely bear the cost to submeter electric utility usage to Space B, while Sublessee will solely bear the cost to secure all necessary occupancy permits and certificates as may be required for Sublessee's occupancy of Space B and shall promptly provide copies to Sublessor prior to Commencement Date B. Prior to Commencement Date B, Sublessor shall perform any required maintenance on the supplemental freestanding cooling units in Space B and deliver same in good working order to Sublessee.

5. Sublessee shall be obligated to pay Sublessor, as Additional Rent, for all janitorial services provided in Space B, if any.

6.  Paragraph 37 of the Sublease, TERMINATION OPTIONS, shall be amended as
                                  -------------------
    follows:

    (a) Effective on the date of this First Amendment, Paragraph 37(a) shall be null and void and of no further force and effect; and

    (b) Paragraph 37(b) shall be deleted in its entirety and replaced with the following:

         "Sublessee shall have the right to terminate this Sublease effective September 30, 2003, provided (i) Sublessor receives written notice thereof from Sublessee on or before December 31, 2002, and (ii) Sublessee accompanies its notice with a payment to Sublessor comprised of Three Hundred Eighty - Five Thousand One Hundred Ninety- Seven and 16/100 Dollars ($385,197.16) plus an amount equal to Sublessor's unamortized `transaction costs' amortized over the Sublease Term at an interest rate of ten percent (10%)."

7. Sublessor and Sublessee represent, warrant and agree that each has not dealt with any broker, agent, finder or other intermediary in connection with this First Amendment except Spaulding and Slyc Services Limited Partnership, Inc. (the "Sublessor's Broker") and The Charles E. Smith Companies (the "Sublessee's Broker"). Sublessor shall be solely liable for any commission due to Sublessor's Broker. Sublessor's Broker shall be solely liable for any commission due to Sublessee's Broker. Sublessor and Sublessee agree to indemnify, defend and hold the other harmless from and against any claims against the other resulting from a breach or inaccuracy of the foregoing representation, warranty and agreement which shall survive expiration, cancellation or other termination of the Sublease.

8. This First Amendment is contingent upon, and shall have no force or effect until receipt of Lessor's written consent thereto.
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                                      -3-


9. Except as amended by this First Amendment, the Sublease shall remain in full force and effect.

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this First Amendment to Sublease as of the day and year first above written


WITNESS:                               SUBLESSEE:
                                       PSINET, INC.

S. Roberts                             By:    /s/ Harold S. Wills
-------------------------------           -------------------------------
                                       Name:  Harold S. Wills
                                            -----------------------------
                                       Its:   Chief Operating Officer
                                           ------------------------------

WITNESS:                               SUBLESSOR:
                                       UNISYS CORPORATION

Diane J. Sperle                        By:    /s/ Greg Fischer
-------------------------------           -------------------------------
                                       Name:  Greg Fischer
                                            -----------------------------
                                       Its:   Vice President,
                                           ------------------------------
                                           Facilities & Asset Management
                                           ------------------------------


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                                      -4-


EXHIBIT "A-1"
-------------

[Floor plan of subleased premises Space B]




EXHIBIT "A-2"
-------------


[Floor plan of subleased premises Space B]



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                                      -5-

                                 EXHIBIT "C-1"
                                 -------------


                          Monthly Base Rent Schedule
                          --------------------------



                                        Space A       Space B    Total Monthly
          Period                       Base Rent     Base Rent     Base Rent
          -----                        ---------     ---------    ----------
Commencement Date - March 14, 1998        -0-           NA            -0-
March 15, 1998 - March 31, 1998        $22,054.24       NA        $ 22,054.24
April 1, 1998 - May 31, 1998           $44,108.48    $ 9,739.58   $ 53,848.06
June 1, 1998 - November 30, 1998       $51,108.48    $ 9,739.58   $ 60,848.06
December 1, 1998 - December 31, 1998   $73,329.03    $ 9,739.58   $ 83,068.61
January 1, 1999 - December 31, 1999    $75,528.90    $10,031.77   $ 85,560.67
January 1, 2000 - December 31, 2000    $77,794.77    $10,332.72   $ 88,127.49
January 1, 2001 - December 31, 2001    $80,128.61    $10,642.71   $ 90,771.32
January 1, 2002 - December 31, 2002    $82,532.47    $10,961.99   $ 93,494.46
January 1, 2003 - December 31, 2003    $85,008.44    $11,290.85   $ 96,299.29
January 1, 2004 - December 31, 2004    $87,558.70    $11,629.57   $ 99,188.27
January 1, 2005 - March 31, 2005       $90,185.46    $11,978.46   $102,163.92